UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32497	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2011, Dune Energy, Inc. (the “Company”) completed its out-of-court restructuring, which included the consummation of the purchase of $297,012,000 aggregate principal amount, or approximately 99%, of the Company’s 10 1/2% Senior Secured Notes due 2012 (the “Old Notes”) in exchange for shares of the Company’s newly issued common stock, shares of a new series of preferred stock that mandatorily converted into common stock and approximately $50 million aggregate principal amount of newly issued Floating Rate Senior Secured Notes due 2016 (the “New Notes”). In addition to completing the exchange offer for the Old Notes, the Company completed a consent solicitation of the holders of the Old Notes, in which it procured the requisite consent of the holders of approximately 99% of the aggregate principal amount of the Old Notes to eliminate certain covenants and events of default in the indenture governing the Old Notes. The Company also received the consent of the holders of the Company’s 10% Senior Redeemable Convertible Preferred Stock (the “Old Preferred Stock”) to mandatorily convert all shares of the Old Preferred Stock into an aggregate of approximately $4 million in cash and 58,433,825 shares of the Company’s common stock. Additionally, the Company entered into a new $200 million senior secured revolving credit facility (the “New Credit Facility”) with an initial borrowing base of up to $63 million, with BMO Capital Markets Corp. as sole lead arranger and sole bookrunner, Bank of Montreal as administrative agent and CIT Capital Securities LLC as syndication agent. Dune also implemented a 1-for-100 reverse stock split so that on a post-restructuring basis, following the reverse stock split, there would be approximately 36.1 million shares of common stock outstanding.

New Notes Indenture

As part of the exchange offer, the Company issued approximately $50 million aggregate principal amount of the New Notes pursuant to an indenture, dated December 22, 2011 (the “New Notes Indenture”), by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent. The New Notes will mature on December 15, 2016. The Company did not receive any proceeds from the issuance of the New Notes.

Interest Rate

Interest on the New Notes is payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2012. Subject to applicable law, interest accrues on the New Notes at a variable rate per annum equal to 13% plus the greater of 1.5% and Three-Month LIBOR, determined as of two London banking days prior to the original issue date and reset quarterly on each interest payment date. Such interest consists of (a) a mandatory cash interest component (that shall accrue at a fixed rate of 3% per annum and be payable solely in cash) and (b) a component that shall accrue at a variable rate and be payable in either cash or by accretion of principal.

Ranking

The New Notes rank (i) equal in right of payment to indebtedness under the New Credit Facility, but effectively junior to such indebtedness to the extent of the value of the collateral securing such credit facility, (ii) equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness but effectively senior to such indebtedness to the extent of the value of the collateral securing the New Notes, and (iii) senior in right of payment to all of the Company’s future subordinated indebtedness, if any.

Guarantees

The New Notes are jointly and severally and fully and unconditionally guaranteed by each of the Company’s existing and future domestic subsidiaries. Each of the guarantees of the New Notes is a general senior obligation of each guarantor and, with respect to each guarantor, ranks (i) equal in right of payment with any existing and future senior indebtedness of such guarantor, (ii) effectively junior to obligations of such guarantor under the New Credit Facility to the extent of the value of the assets of the guarantor constituting collateral securing such credit facility, (iii) effectively senior to any existing and future unsecured indebtedness of such guarantor to the extent of the value of the assets of the guarantor constituting collateral securing the New Notes, and (iv) senior in right of payment to any existing and future subordinated indebtedness of such guarantor.

Security

Pursuant to a Collateral Agreement, dated as of December 22, 2011, by and among the Company, the grantors named in such agreement and U.S. Bank National Association, as collateral agent (the “Collateral Agreement”), and a Second-Lien Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of December 22, 2011, from Dune Properties, Inc. to U.S. Bank National Association as trustee (the “Second-Lien Mortgage”), the New Notes and the guarantees are secured by liens, subject to permitted liens, on substantially all of the Company’s assets and substantially all of the assets of the subsidiary guarantors that secure the Company’s New Credit Facility. Pursuant to an Intercreditor Agreement, dated as of December 22, 2011 (the “Intercreditor Agreement”), by and among the Company, its subsidiaries, Bank of Montreal and U.S. Bank National Association, such liens are contractually subordinated to liens securing indebtedness under the New Credit Facility. The Intercreditor Agreement governs the rights of the Company’s creditors under the New Credit Facility vis-à-vis the rights of holders of the New Notes and their collateral agent with respect to the collateral securing obligations under the New Credit Facility and the New Notes, and includes provisions relating to lien subordination, turnover obligations with respect to the proceeds of collateral, restrictions on exercise of remedies, releases of collateral, restrictions on amendments to junior lien documentation, bankruptcy-related provisions and other intercreditor matters.

Redemptions

The Company may redeem the New Notes, in whole or in part, at its option, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of New Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

Change of Control

If a change of control occurs, each holder of New Notes may require the Company to repurchase all or a part of its New Notes for cash at a price equal to not less than 101% of the aggregate principal amount of such New Notes, plus any accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants and Events of Default

The New Notes Indenture contains a number of covenants that, among other things, restricts, subject to certain important exceptions, the Company’s and its restricted subsidiaries’ ability to:

•	pay dividends, redeem subordinated debt or make other restricted payments;

•	create liens;

•	transfer or sell assets; and

•	merge, consolidate or sell substantially all of the Company’s assets.

In addition, the New Notes Indenture imposes certain requirements as to future subsidiary guarantors. The New Notes Indenture also contains certain customary events of default.

Second Supplemental Indenture

In connection with the consent solicitation, on December 21, 2011, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee and collateral agent (the “Old Notes Trustee”), amending the base indenture, dated May 15, 2007 (the “Base Indenture”), as amended and supplemented by the first supplemental indenture, dated December 30, 2008, among the Company, the guarantors named therein and the Old Notes Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Old Notes Indenture”). The Second Supplemental Indenture amended the Old Notes Indenture by, among other things, eliminating most of the covenants in the Old Notes Indenture (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Old Notes when due), certain events of default with respect to the Old Notes and certain other provisions contained in the Old Notes Indenture and the Old Notes. The Second Supplemental Indenture also terminated the security documents that secure the obligations under the Old Notes and the related intercreditor agreement.

The amendments to the Old Notes Indenture contained in the Second Supplemental Indenture were effective as of December 21, 2011. Such amendments became operative when the Company accepted for purchase validly tendered Old Notes representing at least 75% in aggregate principal amount pursuant to the Company’s exchange offer for any and all Old Notes, which occurred on December 22, 2011.

Credit Agreement

On December 22, 2011, Wayzata Opportunities Fund II, L.P. assigned to Bank of Montreal its rights and obligations under a term loan made pursuant to a credit agreement, by and among the Company and Dune Properties, Inc., as borrowers, Dune Operating Company, as Guarantor, and Wells Fargo Capital Finance, Inc. and Wayzata Opportunities Fund II, L.P., as agents and lenders. In connection with such assignment, on December 22, 2011, the Company entered into the Amended and Restated Credit Agreement, dated as of December 22, 2011 (the “Credit Agreement”), among the Company, as borrower, Bank of Montreal, as administrative agent, CIT Capital Securities LLC, as syndication agent, and the lenders party thereto (the “Lenders”).

The Credit Agreement will mature on December 22, 2015. The Lenders have committed to provide up to $200 million of loans and up to $10 million of letters of credit, provided that the sum of the outstanding loans and the face amount of the outstanding letters of credit cannot exceed $200 million at any time and further provided that the availability of loans under the Credit Agreement will be limited by a borrowing base (initially set at $63 million) as in effect from time to time, which is determined by the Lenders in their discretion based upon their evaluation of the Company’s oil and gas properties. The principal balance of the loans may be prepaid at any time, in whole or in part, without premium or penalty, except for losses incurred by the Lenders as a consequence of such prepayment. Amounts repaid under the Credit Agreement may be reborrowed.

The Company must use the letters of credit and the proceeds of the loans only for funding the cash portion of the Company’s restructuring (which was effected on December 22, 2011 and is described elsewhere in this Current Report on Form 8-K), for the acquisition and development of oil and natural gas properties, and for general corporate purposes. The Company’s obligations under the Credit Agreement are guaranteed by its domestic subsidiaries.

As security for its obligations under the Credit Agreement, the Company and its domestic subsidiaries have granted to the administrative agent (for the benefit of the Lenders) a first-priority lien on substantially all of their assets, including liens on not less than 85% of the total value of proved oil and gas reserves and not less than 90% of the total value of proved developed and producing reserves.

Generally, outstanding borrowings under the Credit Agreement are priced at LIBOR plus a margin or, at the Company’s option, a domestic bank rate plus a margin. The LIBOR margin is 2.75 percent if usage is greater than 75 percent and steps down to 2.25 percent if usage is 50 percent or less, and the domestic rate margin is 1.75 percent if usage is greater than 75 percent and steps down to 1.25 percent if usage is 50 percent or less. The Company is charged the above LIBOR margin plus an additional fronting fee of 0.25 percent on outstanding letters of credit, which are considered usage of the revolving credit facility, plus a nominal administrative fee. The Company is also required to pay a commitment fee equal to 0.50 percent of the average daily amount of unborrowed funds.

The Credit Agreement contains negative covenants that, subject to certain exceptions, limit the Company’s ability to:

•	have a leverage ratio of greater than 4.0 to 1.0;

•	have a current ratio of less than 1.0 to 1.0;

•	incur additional debt;

•	incur additional liens;

•	make distributions or other restricted payments;

•	make investments;

•	change its business;

•	enter into leases;

•	use the proceeds of loans other than as permitted by the Credit Agreement;

•	take actions under employee benefit plans;

•	sell receivables;

•	merge or consolidate or sell, transfer, lease or otherwise dispose of its assets;

•	sell properties and terminate hedges in excess of 5% of the borrowing base then in effect;

•	enter into transactions with affiliates of the Company;

•	organize subsidiaries;

•	agree to limit its ability to grant liens or pay dividends;

•	incur gas imbalances or make prepayments;

•	enter into hedge agreements in excess of agreed limits;

•	modify its organizational documents; and

•	engage in certain types of hydrocarbon marketing activities.

The Credit Agreement also contains other customary covenants that, subject to certain exceptions, include, among other things: maintenance of existence; maintenance of insurance; compliance with laws; delivery of certain information; maintenance of properties; keeping of books and records; preservation of organizational existence; and further assurances requirements.

The Credit Agreement contains the following events of default, which are subject to customary grace periods and materiality standards:

•	nonpayment of any amounts payable under the Credit Agreement when due;

•	inaccuracy of representations and warranties;

•	violation of covenants;

•	failure by the Company or its subsidiaries to make payments on other indebtedness, or the occurrence of any event that permits the acceleration of such indebtedness;

•	the insolvency of the Company, or the voluntary or involuntary bankruptcy or reorganization of the Company;

•	entry of material judgments against the Company;

•	invalidity or unenforceability of any loan document; or

•	the occurrence of a change of control.

If an event of default under the Credit Agreement occurs, the administrative agent for the lenders may declare the loans to be immediately due and payable and may exercise the Company’s rights in the collateral. In that event, the administrative agent will have all of the rights of a secured party with respect to the collateral under the Uniform Commercial Code, including, among other things, the right to sell the collateral at public or private sale.

The foregoing descriptions of the Second Supplemental Indenture, the New Notes Indenture, the Collateral Agreement, the Second-Lien Mortgage, the Credit Agreement, the Amended and Restated Guarantee and Collateral Agreement (relating to the Credit Agreement) (the “Amended and Restated Collateral Agreement”), the Amended

and Restated Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement (relating to the Credit Agreement) (the “Amended and Restated Mortgage”), the Master Assignment of Note and Liens (relating to the Credit Agreement) and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

As part of the overall restructuring, on December 22, 2011, the Company entered into the Credit Agreement, the Amended and Restated Collateral Agreement, the Amended and Restated Mortgage, and the Second Supplemental Indenture and other related documents and effectively terminated the Security Agreement, dated May 15, 2007, among The Bank of New York, as collateral agent, and each of the Company and the grantors and guarantors named therein and the Intercreditor Agreement, dated May 15, 2007, among Wells Fargo Foothills, Inc., The Bank of New York, the Company and others named therein, as described in Item 1.01 above, which description is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the exchange offer described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on December 22, 2011, the Company exchanged $297,012,000 aggregate principal amount of its Old Notes for, among other things, 248,561,592 shares of its common stock, par value $0.001 per share (“common stock”), and 247,506 shares of its Series C Convertible Preferred Stock, par value $0.001 per share (the “New Preferred Stock”). Pursuant to the terms of the certificate of designation of the New Preferred Stock, on December 22, 2011, the New Preferred Stock mandatorily converted into 3,502,109,792 shares of common stock. All consideration issued upon conversion of the Old Notes, which Old Notes were registered pursuant to a Registration Statement on Form S-4 (Commission File Number 333-145480), including the common stock and New Preferred Stock, was issued in reliance on the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders

On and effective as of December 21, 2011, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of the New Preferred Stock, which created a new series of convertible preferred stock that, by its terms, was mandatorily converted into common stock upon the filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation that, among other things, effected an increase in the Company’s authorized shares of common stock to 4,200,000,000 (such Certificate of Amendment, the “Charter Amendment”). On and effective as of December 22, 2011, following receipt by the Company of the requisite consent and approval of the Company’s common stockholders, and, as needed, the holders of the Company’s Old Preferred Stock, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware to amend the Company’s Amended and Restated Certificate of Incorporation so as to increase the authorized shares of the Company’s common stock to 4,200,000,000 and to effect a reverse stock split of the Company’s common stock on a 1-for-100 basis following the recapitalization of the Company. On and effective as of December 22, 2011, following receipt by the Company of the requisite consent and approval of the Company’s common stockholders, and, as needed, the holders of the Company’s Old Preferred Stock, the Company filed a Certificate of Amendment to its Certificate of Designation of the Company’s Old Preferred Stock (the “Designation Amendment”) with the Secretary of State of the State of Delaware, so as to provide for the mandatory conversion of the Old Preferred Stock into an aggregate of approximately $4 million in cash and 58,433,825 shares of the Company’s common stock.

As of close of business on December 21, 2011, the number of outstanding shares of the Company’s common stock was 48,694,854. Upon filing of the Charter Amendment and the Designation Amendment, the Company’s Old

Preferred Stock automatically converted into an aggregate of approximately $4 million in cash and 58,433,825 shares of the Company’s common stock such that no Old Preferred Stock remained outstanding, and the Company’s New Preferred Stock automatically converted into an aggregate of 3,502,109,792 shares of common stock such that no New Preferred Stock remained outstanding. As a result, following this series of recapitalization transactions, the holders of Old Notes who had tendered their Old Notes in the exchange offer held approximately 97.1% of the shares of common stock, the pre-restructuring holders of Old Preferred Stock held approximately 1.6% of the shares of common stock and the pre-restructuring common stockholders of the Company held approximately 1.35% of the shares of common stock.

Following the mandatory conversion of the Old Preferred Stock and the shares of the New Preferred Stock issued pursuant to the exchange offer for the Old Notes, the Company effected a reverse split of its common stock on a 1-for-100 basis (i.e., each stockholder received one share of common stock for each 100 shares of common stock owned immediately prior to the reverse split). Fractional shares resulting from the reverse split were rounded up to the next nearest whole share.

As a result of the exchange offer and consent solicitation, the Company entered into the Second Supplemental Indenture on December 21, 2011, pursuant to which certain covenants and events of default with respect to the Company’s obligations under the Old Notes were eliminated, and the New Notes Indenture on December 22, 2011, pursuant to which a new series of floating rate senior secured notes were issued. Following the restructuring, there are approximately $3 million aggregate principal amount of Old Notes outstanding. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03, as if fully set forth herein.

The foregoing description of the Certificate of Designation of the New Preferred Stock, the Charter Amendment and the Designation Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the certificate of designation or amendment, copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of December 21, 2011, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of the New Preferred Stock, which created a new series of convertible preferred stock that, by its terms, was mandatorily converted into common stock upon the filing of the Charter Amendment. As a result of the mandatory conversion described in Section 3.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03 as if fully set forth herein, all shares of New Preferred Stock were converted into shares of common stock and thus there are no outstanding shares of New Preferred Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On December 22, 2011, the Company issued a press release announcing the completion of its financial restructuring by closing the exchange offer and the New Credit Facility transactions. A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Document

3.1	Certificate of Designation of Series C Convertible Preferred Stock.

3.2	Certificate of Amendment to Certificate of Incorporation.

3.3	Certificate of Amendment to Certificate of Designation of 10% Senior Redeemable Convertible Preferred Stock.

4.1	Second Supplemental Indenture, dated December 21, 2011, to the Indenture dated May 15, 2007, by and among Dune Energy, Inc., the guarantors named therein and The Bank of New York Mellon, as trustee and collateral agent.

4.2	Indenture, dated December 22, 2011, by and among Dune Energy, Inc., the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.

4.3	Collateral Agreement, dated December 22, 2011, by and among Dune Energy, Inc., the grantors named therein and U.S. Bank National Association, as collateral agent.

4.4	Second-Lien Mortgage, Deed of Trust, Assignment of as Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of December 22, 2011, from Dune Properties, Inc. to U.S. Bank National Association as trustee.

10.1	Amended and Restated Credit Agreement, dated as of December 22, 2011, among Dune Energy, Inc., Bank of Montreal, as administrative agent, CIT Capital Securities LLC, as syndication agent and the lenders party thereto.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of December 22, 2011, by and among Dune Energy, Inc., the grantors named therein and Bank of Montreal, as administrative agent.

10.3	Amended and Restated Mortgage, Deed of Trust, Assignment of as Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of December 22, 2011, from Dune Properties, Inc. to Bank of Montreal as administrative agent.

10.4	Master Assignment of Note and Liens, dated as of December 22, 2011, by and among Dune Energy, Inc., Dune Properties, Inc., Dune Operating Company, Wells Fargo Capital Finance, Inc., Wayzata Opportunities Fund II, L.P., Bank of Montreal and other lender parties thereto.

10.5	Intercreditor Agreement, dated as of December 22, 2011, by and among Dune Energy, Inc., its subsidiaries, Bank of Montreal and U.S. Bank National Association.

99.1	Press release, dated December 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: December 27, 2011	By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Name of Document

3.1	Certificate of Designation of Series C Convertible Preferred Stock.

3.2	Certificate of Amendment to Certificate of Incorporation.

3.3	Certificate of Amendment to Certificate of Designation of 10% Senior Redeemable Convertible Preferred Stock.

4.1	Second Supplemental Indenture, dated December 21, 2011, to the Indenture dated May 15, 2007, by and among Dune Energy, Inc., the guarantors named therein and The Bank of New York Mellon, as trustee and collateral agent.

4.2	Indenture, dated December 22, 2011, by and among Dune Energy, Inc., the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.

4.3	Collateral Agreement, dated December 22, 2011, by and among Dune Energy, Inc., the grantors named therein and U.S. Bank National Association, as collateral agent.

4.4	Second-Lien Mortgage, Deed of Trust, Assignment of as Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of December 22, 2011, from Dune Properties, Inc. to U.S. Bank National Association as trustee.

10.1	Amended and Restated Credit Agreement, dated as of December 22, 2011, among Dune Energy, Inc., Bank of Montreal, as administrative agent, CIT Capital Securities LLC, as syndication agent and the lenders party thereto.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of December 22, 2011, by and among Dune Energy, Inc., the grantors named therein and Bank of Montreal, as administrative agent.

10.3	Amended and Restated Mortgage, Deed of Trust, Assignment of as Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, dated as of December 22, 2011, from Dune Properties, Inc. to Bank of Montreal as administrative agent.

10.4	Master Assignment of Note and Liens, dated as of December 22, 2011, by and among Dune Energy, Inc., Dune Properties, Inc., Dune Operating Company, Wells Fargo Capital Finance, Inc., Wayzata Opportunities Fund II, L.P., Bank of Montreal and other lender parties thereto.

10.5	Intercreditor Agreement, dated as of December 22, 2011, by and among Dune Energy, Inc., its subsidiaries, Bank of Montreal and U.S. Bank National Association.

99.1	Press release, dated December 22, 2011.